Exhibit 99.1
NEWS RELEASE	[CIGNA Logo]

One Liberty Place
1650 Market Street
P.O. Box 7716
Philadelphia, PA 19192-1550
215.761.1000

For Release:	Immediate

Contact:	Gregory Deavens, Investor Relations - (215) 761-6128
Wendell Porter, Media Relations - (215) 761-4450

CIGNA Corporation to Change Segment Reporting When It Releases Second Quarter 2004 Financial Results

PHILADELPHIA, July 22, 2004 — CIGNA Corporation (NYSE: CI) will revise its segment reporting when it releases second quarter 2004 financial results on Wednesday, August 4, 2004. The changes are associated with the completion of the sale of CIGNA’s retirement benefits business and the realignment of management responsibility for operations that provide case management and related services to workers compensation insurers and employers who self-fund workers compensation and disability benefits.

The realignment of management responsibility connects the workers compensation and disability case management and return-to-work expertise of Intracorp, CIGNA’s case management operation, with the disability service capabilities of CIGNA’s Group Insurance operations. The realignment allows CIGNA to help its customers manage total loss costs associated with short- and long-term disabilities by meeting market demand for total workforce health and productivity solutions. Intracorp’s medical and disease management capabilities will continue to be managed and reported in CIGNA’s Health Care segment.

The results from the retirement benefits business that was sold, including the amortization of a portion of the gain on sale, will now be reported in the Runoff Retirement segment. The corporate life insurance business, previously reported in the Retirement segment will now be reported in the Other Operations segment. In addition, beginning in the second quarter of 2004, corporate overhead previously allocated to the sold retirement benefits business will be reported in Corporate. Results from disability and workers compensation case management and related services were previously reported in the Health Care segment and will now be reported in the Disability and Life segment.

Proforma historical financial segment results, reflecting these changes, are available in the Investor Relations section of CIGNA's website (http://www.cigna.com) under the heading Most Recent Disclosures.

Management will review second quarter 2004 results and 2004 outlook on a conference call beginning at 8:30 a.m. EDT on August 4, 2004. The call-in numbers for the conference call are as follows:

                Live Call
                1-800-818-5264 (Domestic)
                1-913-981-4910 (International)

                Replay
                1-888-203-1112 (Domestic Replay)
                1-719-457-0820 (International Replay)
                Pass code # 214002

Conference call participants are strongly encouraged to dial in by 8:15 a.m. EDT on August 4th. The operator will periodically provide instructions regarding the call. A replay of the call will be available from 11:30 a.m. EDT on Wednesday, August 4th until 11:59 p.m. EDT on Wednesday, August 18th.

Additionally, the quarterly conference call will be available on a live webcast through http://www.fulldisclosure.com. Please note that this feature will be in listen-only mode. Participants may also access the webcast online at http://www.cigna.com in the Investor Relations, Event Calendar section.

A copy of the company’s news release and statistical supplement will be available online at http://www.cigna.com under the Investor Relations, Most Recent Disclosures section, by 5:00 a.m. EDT on August 4th.

To ensure fair dissemination of information, no inquiries regarding CIGNA’s results should be made to the Investor Relations Department until after the conference call on August 4th.

CIGNA Corporation and its subsidiaries constitute one of the largest investor-owned employee benefits organizations in the United States. Its subsidiaries are major providers of employee benefits offered through the workplace, including health care products and services, group life, accident and disability insurance. As of March 31, 2004, CIGNA Corp. and its subsidiaries had shareholders’ equity of $4.6 billion. Full-year 2003 revenues totaled $18.8 billion. Web site: http://www.cigna.com.